UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Imperva, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35338	03-0460133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 345-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Imperva, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 26, 2017 (the “Annual Meeting”).

(b) The Company’s stockholders (1) elected each of the Company’s nominees for Class III director, (2) approved the compensation of our named executive officers on an advisory basis, (3) approved an amendment to the Company’s 2011 Stock Option and Incentive Plan (the “2011 Plan”) to increase the shares available for grant by 850,000 shares and to re-approve the performance factors under the 2011 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (4) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The final voting results for each of the matters submitted was as follows:

(1)The election of three Class III directors to serve until the Company’s annual meeting of stockholders to be held in 2020 and until his successor is elected and qualified, or until his death, resignation or removal:

Name	For	Withheld	Broker Non‑Votes
Albert Pimentel	19,671,157	6,629,342	3,159,287
Randall Spratt	25,221,494	1,079,005	3,159,287
James Tolonen	18,041,033	8,259,466	3,159,287

(2) A non-binding advisory resolution to approve the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non‑Votes
14,900,737	11,174,766	224,996	3,159,287

(3)The amendment of the 2011 Plan to increase the number of shares available for grant by 850,000 shares and the re-approval of the performance factors under the 2011 Plan for purposes of Section 162(m) of the Code:

Votes For	Votes Against	Abstentions	Broker Non‑Votes
22,270,650	3,977,257	52,592	3,159,287

(4)The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstentions
29,320,802	137,365	1,619

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: April 27, 2017	By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer